                                                                      EXHIBIT 21


                              List Of Subsidiaries

                                                                 JURISDICTION OF
SUBSIDIARY                                                       ORGANIZATION
----------                                                       ----------------

MEMC Electronic Materials (UK) Ltd.                              United Kingdom
MEMC Electronic Materials France Sarl                            France
MEMC Electronic Materials Sales, Sdn. Bhd.                       Malaysia
MEMC Electronic Materials, GmbH                                  Germany
MEMC Electronic Materials, S.p.A.                                Italy
MEMC Electronic Materials, Sdn. Bhd.                             Malaysia
MEMC Foreign Sales Corp., Inc.                                   Barbados
MEMC Holding B.V.                                                The Netherlands
MEMC Holdings Corporation                                        Delaware
MEMC International, Inc.                                         Delaware
MEMC Japan Ltd.                                                  Japan
MEMC Korea Company                                               South Korea
MEMC Kulim Electronic Materials, Sdn. Bhd.                       Malaysia
MEMC Pasadena, Inc.                                              Delaware
MEMC Southwest Inc.                                              Delaware
PlasmaSil, LLC                                                   Delaware
SiBond, LLC                                                      Delaware
* Taisil Electronic Materials Corporation                        Taiwan



*: The inclusion of this entity on this Exhibit 21 does not constitute an admission by the Company that the Company "controls" this entity for purposes of the Federal Securities laws.